UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                             ----------------------

                                    FORM 8-K
                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported):  MARCH 22, 2006
                                                  (MARCH 16, 2006)


                       PAR PHARMACEUTICAL COMPANIES, INC.
             (Exact name of registrant as specified in its charter)


DELAWARE                              FILE NUMBER 1-10827             22-3122182
(State or other jurisdiction of    (Commission File Number)     (I.R.S. Employer
incorporation or organization)                               Identification No.)

300 TICE BOULEVARD, WOODCLIFF LAKE, NEW JERSEY                             07677
       (Address of principal executive offices)                       (Zip Code)

Registrant's telephone number, including area code:  (201) 802-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act
         (17 CFR 230.425)
     |_| Soliciting material pursuant to Rule 14a-12 under the
         Exchange Act (17 CFR 240.14a-12)
     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the
         Exchange Act (17 CFR 240.14d-2(b))
     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The information contained below in Item 5.02 is hereby incorporated by reference to this Item 1.01.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS;  ELECTION OF DIRECTORS;
           APPOINTMENT OF PRINCIPAL OFFICERS

Par Pharmaceutical Companies, Inc. (the "Company") announced on March 16, 2006 that Mr. Dennis J. O'Connor had resigned as Chief Financial Officer and that Mr. Gerard A. Martino had been named Executive Vice President and Chief Financial Officer, effective March 16, 2006. Mr. Martino, age 43, joins the Company from Schering-Plough Corporation, where he served as Vice President, Global Materials Management from 1999 through 2006. Mr. Martino managed an organization dedicated to providing logistics, customer service and production planning services for Schering-Plough's global pharmaceutical business. In addition, his organization was responsible for implementing world class global strategic sourcing Strategies at Schering-Plough. Prior to this, he was Vice President of Finance, Reporting, Planning and compliance for Schering-Plough's U.S. pharmaceutical business. Mr. Martino will report to President and Chief Executive Officer Scott Tarriff. Mr. Martino succeeds Mr. O'Connor, who will serve as Vice President, Administration and be responsible for special projects and continue to report to Mr. Tarriff.

The Company entered into an employment agreement (the "Agreement") with Mr. Martino, dated as of February 10, 2006. Pursuant to the Agreement, Mr. Martino is employed as Executive Vice President and Chief Financial Officer of the Company for an initial three-year term, with automatic renewals for successive one-year terms thereafter (unless a notice of non-renewal of any subsequent employment period is provided in advance by the Company or Mr. Martino), for which he is to be paid an annual base salary of $337,000, subject to review and increase by the Board of Directors of the Company (the "Board"), in its discretion. Mr. Martino was also paid a $100,000 signing bonus. Mr. Martino also will be entitled to an annual bonus as determined by the Board, in its discretion, and shall be paid a guaranteed bonus for 2006 in an amount equal to at least 50% of his base salary. In connection with his appointments, Mr. Martino has been granted 15,000 shares of restricted common stock of the Company and options to purchase 50,000 shares of the common stock of the Company (the "Sign-On Equity Award").

In the event that Mr. Martino's employment is (i) terminated by the Company without cause (as such term is defined in the Agreement) or by Mr. Martino upon a material breach of the Agreement by the Company or (ii) is not renewed by the Company , Mr. Martino is entitled to receive a severance payment equal to two times his annual base salary in effect at the applicable time plus (if Mr. Martino's non-renewal is not the result of his performance) an amount equal to his last cash bonus. If Mr. Martino's employment is terminated other than for cause within 12 months following a change of control (as such term is defined in the Agreement) then Mr. Martino (or his estate) will have 24 months from the date of such termination to exercise any vested equity awards, so long as the applicable plan underlying the awards is still in effect and the awards shall not have expired at the time of the exercise. If Mr. Martino's employment is not renewed after its initial term, the Sign-On Equity Award shall immediately vest and Mr. Martino shall have 24 months from the date of such termination to exercise any equity awards granted pursuant to it.

Certain  statements  made in this  Current  Report  on Form  8-K may  constitute
"forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including those concerning management's expectations with respect to future financial performance, expenditures, trends and future events. Such statements involve various risks, uncertainties and contingencies, many of which are beyond the control of the Company and which could cause actual results and performance to differ materially from those stated herein. Any forward-looking statements included in this document are made as of the date hereof only, based on information available to the Company as of the date hereof, and, subject to any applicable law to the contrary, the Company assumes no obligation to update any forward-looking statements.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

99.1. Press Release, dated as of March 16, 2006, by the Company.

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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated as of:  March 22, 2006



                                            PAR PHARMACEUTICAL COMPANIES, INC.
                                            -----------------------------------

                                                        (Registrant)



                                           /s/ Thomas Haughey
                                           ------------------------------------
                                           Name:  Thomas Haughey
                                           Title: Vice President and General
                                                    Counsel

                                  EXHIBIT INDEX


      EXHIBIT      DESCRIPTION

      99.1.        Press Release, dated as of March 16, 2006, by the Company.